Exhibit 99.1

AMSC Reports Third Quarter Fiscal Year 2019 Financial Results and Provides Business Outlook

Company to host conference call tomorrow, February 6 at 10:00 am ET

Ayer, MA – February 5, 2020 – AMSC (Nasdaq: AMSC), a global solutions provider serving power grid and wind industry leaders, today reported financial results for its third quarter of fiscal year 2019 ended December 31, 2019.

Revenues for the third quarter of fiscal 2019 were $17.9 million compared with $14.1 million for the same period of fiscal 2018. The year-over-year increase was a result of higher Grid segment revenues versus the year ago period, partially offset by lower ECS shipments to Inox during the period. The higher Grid segment revenues are primarily due to increased D-VAR, SPS and REG revenues versus the year ago period.

AMSC’s net loss for the third quarter of fiscal 2019 was $6.8 million, or $0.32 per share, compared to net income of $17.3 million, or $0.85 per share, for the same period of fiscal 2018.  The Company’s non-GAAP net loss for the third quarter of fiscal 2019 was $6.7 million, or $0.32 per share, compared with a non-GAAP net loss of $2.3 million, or $0.11 per share, in the same period of fiscal 2018. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents, marketable securities and restricted cash on December 31, 2019 totaled $66.3 million, compared with $68.6 million at September 30, 2019.

“Grid revenues more than doubled in the third quarter of fiscal 2019, compared to year ago results,” said Daniel P. McGahn, Chairman, President and CEO, AMSC. “In fact, Grid revenues for the first three quarters of this fiscal year have already surpassed Grid revenues from the entire prior fiscal year. We have maintained our sales momentum, strengthened our backlog and extended our Grid visibility well into fiscal year 2020.”

AMSC Reports Q3FY19 Results	Page 2

Business Outlook

For the fourth quarter ending March 31, 2020, AMSC expects that its revenues will be in the range of $17 million to $20 million.  The Company’s net loss for the fourth quarter of fiscal 2019 is expected not to exceed $6.0 million, or $0.28 per share.  The Company's non-GAAP net loss (as defined below) is expected not to exceed $5.0 million, or $0.23 per share.  The Company expects operating cash flow to be a burn of $2 million to $4 million in the fourth quarter of fiscal 2019.  This guidance does not include any tax payments or other costs related to the final China settlement payment.  The Company expects cash, cash equivalents, marketable securities and restricted cash on March 31, 2020, to be no less than $61 million.

Conference Call Reminder

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, February 6, 2020, to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 800-367-2403 or 334-777-6978 and using conference ID 3141218. A replay of the call may be accessed 2 hours following the call by dialing (888-203-1112 or 719-457-0820 and using conference ID 3141218.

About AMSC (Nasdaq: AMSC)

AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, D-VAR, D-VAR VVO, Gridtec, Windtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

AMSC Reports Q3FY19 Results	Page 3

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release regarding sales, backlog and Grid visibility into fiscal 2020; our expected GAAP and non-GAAP financial results for the quarter ending March 31, 2020, our expected cash, cash equivalents, marketable securities, and restricted cash balance on March 31, 2020; and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: A significant portion of our revenues are derived from a single customer, Inox, and we cannot predict if and how successful Inox will be in executing on Solar Energy Corporation of India ("SECI") orders under the new central and state auction regime, and any related failure by Inox to succeed under this regime, or any delay in Inox’s ability to deliver its wind turbines, could result in fewer electric control systems shipments to Inox; We have a history of operating losses and negative operating cash flows, which may continue in the future and require us to secure additional financing in the future; Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; We may be required to issue performance bonds or provide letters of credit, which restricts our ability to access any cash used as collateral for the bonds or letters of credit;  Changes in exchange rates could adversely affect our results of operations; If we fail to maintain proper and effective internal control over financial reporting, our ability to produce accurate and timely financial statements could be impaired and may lead investors and other users to lose confidence in our financial data; Our financial condition may have an adverse effect on our customer and supplier relationships; Our contracts with the U.S. government are subject to audit, modification or termination by the U.S. government and include certain other provisions in favor of the government, and additional funding of such contracts may not be approved by U.S. Congress; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We may experience difficulties re-establishing our HTS wire production capability in our Ayer, Massachusetts facility; We may not realize all of the sales expected from our backlog of orders and contracts; Our business and operations would be adversely impacted in the event of a failure or security breach of our information technology infrastructure; Failure to comply with evolving data privacy and data protection laws and regulations or to otherwise protect personal data, may adversely impact our business and financial results; We rely upon third-party suppliers for the components and subassemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations, which could harm our business; Many of our revenue opportunities are dependent upon subcontractors and other business collaborators; If we fail to implement our business strategy successfully, our financial performance could be harmed; Problems with product quality or product performance may cause us to incur warranty expenses and may damage our market reputation and prevent us from achieving increased sales and market share;  Many of our customers outside of the United States may be either directly or indirectly related to governmental entities, and we could be adversely affected by violations of the United States Foreign Corrupt Practices Act and similar worldwide anti-bribery laws outside the United States; We have had limited success marketing and selling our superconductor products and system-level solutions, and our failure to more broadly market and sell our products and solutions could lower our revenue and cash flow;  We may acquire additional complementary businesses or technologies, which may require us to incur substantial costs for which we may never realize the anticipated benefits;  Our success depends upon the commercial adoption of the Resilient Electric Grid ("REG") system, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy;  We have operations in, and depend on sales in, emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets; Changes in India’s political, social, regulatory and economic environment may affect our financial performance; Our products face intense competition, which could limit our ability to acquire or retain customers; Our international operations are subject to risks that we do not face in the United States, which could have an adverse effect on our operating results; Lower prices for other fuel sources may reduce the demand for wind energy development, which could have a material adverse effect on our ability to grow our Wind business; Adverse changes in domestic and global economic conditions could adversely affect our operating results; We face risks related to our intellectual property; We face risks related to our technologies; We face risks related to our legal proceedings; We face risks related to our common stock; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2019, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q3FY19 Results	Page 4

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues
Grid	$15,232	$6,826	$36,577	$23,325
Wind	2,683	7,308	9,120	18,293
Total revenues	17,915	14,134	45,697	41,618

Cost of revenues	16,329	10,398	38,770	30,364

Gross margin	1,586	3,736	6,927	11,254

Operating expenses:
Research and development	2,049	2,470	6,920	7,573
Selling, general and administrative	6,071	5,347	16,726	16,308
Amortization of acquisition-related intangibles	85	85	255	255
Restructuring	0	47	0	450
Gain on Sinovel settlement, net	0	(24,978)	0	(53,698)
Total operating expenses	8,205	(17,029)	23,901	(29,112)

Operating (loss) income	(6,619)	20,765	(16,974)	40,366

Change in fair value of warrants	556	(2,475)	4,648	(2,658)
Gain on sale of minority interest	0	127	0	127
Interest income, net	262	336	1,101	769
Other income, net	(932)	124	45	1,058
(Loss) income before income tax expense	(6,733)	18,877	(11,180)	39,662

Income tax expense	112	1,584	29	4,548

Net (loss) income	$(6,845)	$17,293	$(11,209)	$35,114

Net (loss) income per common share
Basic	$(0.32)	$0.85	$(0.54)	$1.73
Diluted	$(0.35)	$0.83	$(0.75)	$1.71

Weighted average number of common shares outstanding
Basic	21,185	20,419	20,786	20,300
Diluted	21,203	20,864	20,894	20,538

AMSC Reports Q3FY19 Results	Page 5

UNAUDITED CONSOLIDATED BALANCE SHEET

(In thousands, except per share data)

	December 31, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$25,481	$77,483
Marketable securities	25,000	0
Accounts receivable, net	16,491	7,855
Inventory	18,591	12,119
Note receivable, current portion	0	2,888
Prepaid expenses and other current assets	3,704	3,053
Total current assets	89,267	103,398

Marketable securities	10,047	0
Property, plant and equipment, net	8,840	8,972
Intangibles, net	2,635	2,890
Right-of-use asset	3,495	0
Goodwill	1,719	1,719
Restricted cash	5,754	715
Deferred tax assets	1,373	1,357
Other assets	361	279
Total assets	$123,491	$119,330

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$19,379	$15,885
Lease liability, current portion	436	0
Derivative liabilities	(0)	4,942
Deferred revenue, current portion	15,220	7,557
Total current liabilities	35,035	28,384

Deferred revenue, long term portion	7,923	7,962
Lease liability, long term portion	3,128	0
Deferred tax liabilities	175	1,698
Other liabilities	42	93
Total liabilities	46,303	38,137

Stockholders' equity:
Common stock	228	216
Additional paid-in capital	1,052,621	1,044,622
Treasury stock	(2,666)	(2,101)
Accumulated other comprehensive loss	(247)	(5)
Accumulated deficit	(972,748)	(961,539)
Total stockholders' equity	77,188	81,193
Total liabilities and stockholders' equity	$123,491	$119,330

AMSC Reports Q3FY19 Results	Page 6

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended December 31,
	2019	2018
Cash flows from operating activities:

Net (loss) income	$(11,209)	$35,114
Adjustments to reconcile net (loss) income to net cash (used in)/provided by operations:
Depreciation and amortization	3,312	3,455
Stock-based compensation expense	1,236	2,402
Provision for excess and obsolete inventory	491	686
Gain on sale of minority interest	0	(127)
Deferred income taxes	(1,069)	(940)
Change in fair value of warrants	(4,648)	2,658
Non-cash interest income	0	(168)
Other non-cash items	(22)	(752)
Unrealized foreign exchange gain/(loss) on cash and cash equivalents	(209)	—
Changes in operating asset and liability accounts:
Accounts receivable	(8,661)	(724)
Inventory	(6,968)	3,320
Prepaid expenses and other assets	(332)	(1,380)
Accounts payable and accrued expenses	2,648	4,603
Deferred revenue	7,652	(361)
Net cash (used in)/provided by operating activities	(17,779)	47,786

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,926)	(709)
Proceeds from the sale of property, plant and equipment	3,001	138
Purchase of marketable securities	(35,000)	—
Proceeds from sale of minority interest	0	127
Change in other assets	37	(206)
Net cash used in investing activities	(34,888)	(650)

Cash flows from financing activities:
Employee taxes paid relayed to net settlement of equity awards	(565)	(456)
Proceeds from exercise of warrants	6,139	0
Proceeds from exercise of employee stock options and ESPP	100	71
Net cash used in financing activities	5,674	(385)

Effect of exchange rate changes on cash	30	(792)

Net (decrease)/increase in cash, cash equivalents and restricted cash	(46,963)	45,959
Cash, cash equivalents and restricted cash at beginning of period	78,198	34,248
Cash, cash equivalents and restricted cash at end of period	$31,235	$80,207

AMSC Reports Q3FY19 Results	Page 7

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Net (loss) income	$(6,845)	$17,293	$(11,209)	$35,114
Sale of minority investments	0	(127)	0	(127)
Stock-based compensation	590	792	1,236	2,402
(Gain) on Sinovel settlement, net	—	(24,978)	—	(53,698)
Amortization of acquisition-related intangibles	85	85	255	255
Changes in fair value of warrants	(556)	2,475	(4,648)	2,658
Tax effect of adjustments for (gain) on Sinovel settlement, net	—	2,163	—	4,991
Non-GAAP net loss	$(6,726)	$(2,297)	$(14,366)	$(8,405)

Non-GAAP net loss per share - basic	$(0.32)	$(0.11)	$(0.69)	$(0.41)
Weighted average shares outstanding - basic	21,185	20,419	20,786	20,300

RECONCILIATION OF GAAP OPERATING CASH FLOW TO NON-GAAP OPERATING CASH FLOW

(In thousands)

	Nine months ended
	December 31, 2019	December 31, 2018
Operating cash flow	$(17,779)	$47,786
Sinovel settlement (net of legal fees and expenses)	1,000	(54,724)
Tax effect of adjustments	2,724	2,377
Non-GAAP operating cash flow	$(14,055)	$(4,561)

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss

(In millions, except per share data)

Three months ending
March 31, 2020
Net loss	$(6.0)
Stock-based compensation	0.9
Amortization of acquisition-related intangibles	0.1
Non-GAAP net loss	$(5.0)
Non-GAAP net loss per share	$(0.23)
Shares outstanding	21.4

AMSC Reports Q3FY19 Results	Page 8

Note: Non-GAAP net loss is defined by the Company as net income (loss) before; sale of minority investments; stock-based compensation; gain on Sinovel settlement, net, amortization of acquisition-related intangibles; changes in fair value of warrants; other non-cash or unusual charges, and the tax effect of adjustments calculated at the relevant rate for our non-GAAP metric. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance.  The Company does not expect a further gain on sale of minority investments or gain on Sinovel settlement, net, and the Company no longer has any warrants outstanding, therefore the Company's non-GAAP net loss guidance does not include the impact from these adjustments.  Actual non-GAAP net loss for the fiscal quarter ending March 31, 2020, including the above adjustments, may differ materially from those forecasted in the table above.

Non-GAAP operating cash flow is defined by the Company as operating cash flow before: Sinovel settlement (net of legal fees and expenses); tax effect of adjustments; and other unusual cash flows or items. The Company believes non-GAAP operating cash flow assists management and investors in comparing the Company’s operating cash flow across reporting periods on a consistent basis by excluding these non-recurring cash items that it does not believe are indicative of its core operating cash flow.

Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Contacts

Investor Relations Contact:

LHA Investor Relations

Sanjay M. Hurry

(212) 838-3777

amscIR@lhai.com

Public Relations Contact:

RooneyPartners LLC

Bob Cavosi

646-638-9891

rcavosi@rooneyco.com

AMSC Communications Manager:

Nicol Golez

Phone: 978-399-8344

Email: Nicol.Golez@amsc.com